UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY 12106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of the Shareholders of American Bio Medica Corporation (the “Company”) held on June 13, 2012 (the “Annual Meeting”), at the Company’s corporate offices in Kinderhook, New York, the following matters were voted upon.

PROPOSAL NUMBER 1 – ELECTION OF DIRECTORS

Total Shares in Attendance:	18,132,715	Total Shares Outstanding (as of April 16, 2012): 21,744,768
Percent of Shares Voted:	83.4
Director	For	Percent	Withheld	Percent	Broker Non-Vote

Richard P. Koskey	5,785,957	98.0	119,383	2.0	12,227,375
Stan Cipkowski	5,776,957	97.8	128,733	2.2	12,227,375

PROPOSAL NUMBER 2 – RATIFICATION OF AUDITORS

Total Shares in Attendance:		18,132,715	Total Shares Outstanding (as of April 16, 2012): 21,744,768
Percent of Shares Voted:		83.4

For	Percent	Against	Percent	Abstain	Percent	Broker Non-Vote
17,972,726	99.1	156,025	0.9	3,964	0.0	0

A description of the proposals can be found in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 27, 2012.

Each nominee for election to the Board of Directors was elected for a three year term ending in 2015, or until their successor is elected and duly qualified. In addition to the directors elected at the Annual Meeting, Carl A. Florio, Edmund M. Jaskiewicz and Jean Neff continued their term of office after the Annual Meeting.

There were no other matters voted upon at the Annual Meeting other than the Proposals noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: June 18, 2012	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse EVP, Regulatory Affairs Chief Compliance Officer Corporate Secretary